Exhibit (a)(13)

PIMCO INCOME STRATEGY FUND II

NOTICE OF CHANGE OF TRUSTEES

WHEREAS, PIMCO Income Strategy Fund II (the “Trust”) is organized as a trust under the laws of the Commonwealth of Massachusetts; and

WHEREAS, John C. Maney retired as a Trustee of the Trust, effective as of April 30, 2023;

NOW, THEREFORE, as a result of the foregoing Trustee retirement, the seven (7) Trustees of the Trust are:

Sarah E. Cogan	1633 Broadway
New York, New York 10019

Deborah A. DeCotis	1633 Broadway
New York, New York 10019

David N. Fisher	1633 Broadway New York, New York 10019

Joseph B. Kittredge, Jr.	1633 Broadway
New York, New York 10019

Alan Rappaport	1633 Broadway
New York, New York 10019

E. Grace Vandecruze	1633 Broadway
New York, New York 10019

Kathleen A. McCartney	1633 Broadway New York, New York 10019

IN WITNESS WHEREOF, this Notice has been subscribed this 8th day of May, 2023, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

/s/ Ryan Leshaw

Ryan Leshaw, Chief Legal Officer

Signature Page – PIMCO Income Strategy Fund II (PFN)